UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2012

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Munson Street
New Haven, CT	06511

(Address of principal executive offices)	(Zip Code)
                  (203) 776-7776
(Registrant’s telephone number,
including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.  Other Events.

    On September 7, 2012, Lightyear Fund II, L.P. and Lightyear Co-Invest Partnership II, L.P. entered into a 10b5-1 stock trading plan to sell shares of common stock of Higher One Holdings, Inc. (the “Company”).  Lightyear Fund II, L.P. and Lightyear Co-Invest Partnership II, L.P. are affiliates of Lightyear Capital LLC, of which Stewart Gross, a director of the Company, is a managing director and member of the investment committee.  Under the plan, between October 8, 2012 and December 31, 2012, a brokerage firm may periodically sell shares of the Company’s common stock that are held by Lightyear Fund II, L.P. and Lightyear Co-Invest Partnership II, L.P.  Based on certain criteria, the plan provides for the sale of up to 1,592,000 shares of the Company’s common stock held by Lightyear Fund II, L.P. and up to 8,000 shares of the Company’s common stock held by Lightyear Co-Invest Partnership II, L.P., which collectively represents approximately 11% of the combined holdings of such entities.  Lightyear Fund II, L.P. and Lightyear Co-Invest Partnership II, L.P. have been investors in the Company since 2008.

    The trading plan described above is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows holders who are not in possession of material, non-public information at the time the stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. Trading under the plan described above is generally based on reaching certain pre-determined minimum price conditions.  Transactions under these trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2012

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       __________________________
       Mark Volchek
       Chief Executive Officer